UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 17, 2006
Date of Report (Date of earliest event reported)

PXRE GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda (Address, including zip code, of principal executive offices)	P.O. Box HM 1282 Hamilton HM FX Bermuda (Mailing address)

(441) 296-5858
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On April 17, 2006, Mr. Guy Hengesbaugh, Chief Operating Officer of PXRE Group, Ltd. (the “Company”), provided the Company with notice of termination of his employment pursuant to the terms of Section 4.3.4 of the Employment Agreement, dated January 16, 2006, between the Company and Mr. Hengesbaugh (the “Hengesbaugh Employment Contract”). In accordance with the terms of the Hengesbaugh Employment Contract, the effective date of Mr. Hengesbaugh’s termination of his employment will be July 17, 2006.

Item 5.02(b) Departure of Directors or Principal Officers

On April 17, 2006, Mr. Guy Hengesbaugh, Chief Operating Officer of the Company, provided the Company with notice of termination of his employment pursuant to the terms of Section 4.3.4 of the Hengesbaugh Employment Contract. The effective date of Mr. Hengesbaugh’s termination of his employment will be July 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PXRE Group Ltd. (Registrant)

	By:	/s/ Robert Myron
	Name:	Robert Myron
	Title:	Executive Vice President & Chief Financial Officer

Date: April 18, 2006